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             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D. C.  20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  February 6, 1997


                   AMERICAN AIRLINES, INC.
   (Exact name of registrant as specified in its charter)


     Delaware                     1-2691               13-1502798
(State of Incorporation) (Commission File Number)   (IRS  Employer
                                                  Identification No.)


     4333 Amon Carter Blvd.   Fort Worth, Texas       76155
      (Address of principal executive offices)     (Zip Code)


                             (817) 963-1234
                     (Registrant's telephone number)








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Item 5.   Other Events

Today, American Airlines, Inc. ("American"), the principal subsidiary of AMR Corporation, gave notice that it is drawing $1.0 billion under its existing $1.0 billion credit facility agreement which expires in 2001.

American has also negotiated an additional $1.0 billion credit facility agreement underwritten by Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank, Citibank, N.A., and Credit Suisse First Boston, which will expire December 31, 1997. There are no borrowings outstanding under the new agreement at this time. Any borrowings under the new agreement will be secured by aircraft owned by American. To the extent that the value of such aircraft exceeds any claims due under the new agreement, the excess value will secure borrowings under American's existing $1.0 billion credit facility agreement.

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                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN  AIRLINES,INC.



                                        /s/Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  February 6, 1997